                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE

Contacts:   Keith Hall               Deborah Roth                Brian Regan
            Senior Vice President    Senior Director,            Vice President of
            and CFO                  Corporate Communications    Finance
            (704) 944-8580           (704) 944-8571              (704) 944-8531
            khall@lendingtree.com    droth@lendingtree.com       bregan@lendingtree.com

          LENDINGTREE ANNOUNCES SECOND QUARTER 2001 FINANCIAL RESULTS,
               CONTINUES TO POST RECORD REVENUE AND IMPROVE EBITDA

- Record second quarter revenue of $15.8 million increases 29% versus previous quarter and 105% over the second quarter of 2000.

- EBITDA loss of $5.6 million, or $0.30 per share, is favorable to expectations by $0.03 per share, representing an improvement of 23% versus the previous quarter and 70% favorable to the second quarter of 2000.

- Value of loans closed through the LendingTree exchange a record of $3 billion.

- Total contribution margin per transmitted loan request improves nearly 300% over the previous quarter.

-    Upward revision to 2001 EBITDA guidance.

CHARLOTTE, N.C., JULY 23, 2001 -- LendingTree, Inc. (NASDAQ: TREE), the leading lending exchange and technology provider, today announced financial results for its second quarter ended June 30, 2001. During the second quarter, LendingTree posted record revenue of $15.8 million, which is $3.6 million, or 29%, greater than the previous record set in the first quarter and more than double the revenue of the same quarter in 2000.

The company posted a cash operating loss (EBITDA) of $5.6 million, or $0.30 per share, which is favorable to expectations by $0.03 per share. The EBITDA loss for the second quarter was 23% better than the first quarter EBITDA loss of $7.2 million and 70% favorable to the EBITDA loss for the second quarter of last year.

Doug Lebda, founder and CEO stated, "Our financial results continue to demonstrate LendingTree's leadership position in online lending. During the second quarter, LendingTree continued the trend of achieving our top line growth goals while exceeding bottom line expectations. We remain on track toward our objective of achieving sustainable profitable growth and a positive EBITDA during the first quarter of 2002."

Lebda continued, "During the second quarter, we facilitated a record $3 billion in closed loans through the LendingTree exchange. All of the loan products offered on our exchange contributed to this growth. At the same time, the continued adoption of our Lend-X(sm) technology by industry leaders resulted in record Lend-X(sm) technology revenue of $1.9 million this quarter. Year-to-date, we have signed seventeen new contracts for the Lend-X(sm) technology platform and its new Automated Decision Engine component."

Keith Hall, senior vice president and CFO of LendingTree stated, "Our second quarter results demonstrate the financial scalability of our business model. While revenue grew 29% over the previous quarter, our cash operating expenses rose approximately 10%, resulting in a higher margin. Consequently, our contribution margin per transmitted loan request increased nearly 300% over the first quarter, from $2.99 to $11.79 per transmit."

Hall added, "LendingTree has now recognized more than $28 million of revenue in the first half of 2001, nearly the same amount earned during the entire calendar year of 2000. Additionally, our EBITDA loss of $12.8 million for the first half of 2001 represents an improvement of 65% over the same period last year."

LendingTree's net loss to common shareholders for the second quarter 2001 was $12.4 million, or $0.66 per share. The difference between EBITDA and the net loss was due to non-cash charges related to compensation, dividends and accretion on preferred stock, the write-down of an investment, and depreciation.

LendingTree also announced that it had $14.0 million in cash at the end of the quarter and had not utilized any of the credit or equity lines, totaling approximately $40 million, it had previously arranged.

2001 BUSINESS OUTLOOK

The Company has provided below revised guidance for the balance of 2001, which includes a reduction in the full year EBITDA loss from $24.6 million to $23.0 million.

The following information has been revised from previous guidance and is based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not reflect the potential impact of events that may occur after the date of this release.

(all figures in millions, except % and transmit data)

                                       Q1           Q2
             METRIC                  ACTUALS      ACTUALS        Q3           Q4         FULL YEAR
             ------                  -------      -------        --           --         ---------
P & L Data:
----------

Revenue

            Exchange                $    11.3    $    13.9    $    14.3    $    13.7    $      53.2

            Lend-X Technology       $     1.0    $     1.9    $     2.0    $     2.3    $       7.2
                                    ---------    ---------    ---------    ---------    -----------

Total Revenue                       $    12.3    $    15.8    $    16.3    $    16.0    $      60.4

Gross Margin $                      $     8.8    $    12.2    $    12.3    $    12.0    $      45.3

Gross Margin %                           71.6%        77.3%        75.5%        75.0%          75.0%

Cash Operating Expense              $    16.0    $    17.8    $    17.6    $    16.9    $      68.3
                                    ---------    ---------    ---------    ---------    -----------

EBITDA                              $    (7.2)   $    (5.6)   $    (5.3)   $    (4.9)   $     (23.0)

                                                Q1           Q2
             METRIC                          ACTUALS      ACTUALS        Q3           Q4         FULL YEAR
             ------                          -------      -------        --           --         ---------
Volume Transmitted Loan Requests                  344          313          328          303          1,288
(000's)

Variable Marketing Exp.                     $     7.2    $     6.9    $     8.4    $     7.9    $      30.4

Revenue Per Transmit                        $   30.80    $   40.30    $   39.30    $   40.66    $     37.59

Variable Marketing Exp. Per Transmit        $   20.98    $   22.00    $   25.59    $   25.98    $     23.58
                                            ---------    ---------    ---------    ---------    -----------

Variable Marketing Contribution             $    9.82    $   18.30    $   13.71    $   14.68    $     14.01
Per Transmit

Total Contribution Margin Per               $    2.99    $   11.79    $    7.31    $    8.40    $      7.44
Transmit




The above statements contained in this Outlook are forward-looking statements that involve a number of risks and uncertainties. In addition to factors discussed above, among other factors that could cause actual results to differ materially are the following: business and economic conditions and changes in interest rates; changes in consumer borrowing patterns; and other risk factors listed from time to time in the company's SEC reports, including but not limited to the report on Form 10-Q for the quarter ended March 31, 2001.

CONFERENCE CALL INFORMATION: LendingTree has scheduled a conference call to discuss the company's financial results for the second quarter of 2001 on Tuesday, July 24th at 9:30 a.m. EST. To listen to the conference call, please dial 212-676-5188. A replay of the call will be available starting one hour after the completion of the call until 5:00 p.m. EST, July 29, 2001. The dial-in number for the replay will be 800-633-8284, Reservation # 19170111. The conference call will also be available via Webcast at LendingTree.com.

ABOUT LENDINGTREE, INC.

LendingTree (NASDAQ: TREE) is the Internet-based loan marketplace for consumers and lenders. LendingTree collects consumer credit requests and compares those requests and related credit information to the underwriting criteria of the more than 100 participating lenders in the LendingTree marketplace. Qualified consumers may receive multiple offers in response to a single loan request within hours and then compare, review, and accept the loan offer that best suits their needs. Lenders can generate new business that meets their specific underwriting criteria at reduced acquisition costs. The LendingTree marketplace encompasses most consumer credit categories, including mortgages, home equity loans, automobile loans, credit cards, and personal loans. For more information, or for a full listing of the more than 100 banks and lenders in the LendingTree marketplace please go to www.lendingtree.com or call 704-541-5351.

ABOUT LEND-X(SM)

Lend-X(sm) is LendingTree's online loan exchange technology that enables companies to quickly and easily embed a customized private label or co-branded loan marketplace into their site in a variety of different business models. Lend-X(sm) technology provides a fast, adaptable and reliable online lending solution for lenders and non-lenders alike with valuable access to LendingTree's online lending exchange of more than 100 banks and lenders. In conjunction with LendingTree's services, Lend-X can be used to provide access to loans for consumers of lenders and non-lenders alike. Lend-X(sm) clients include: Freddie Mac, S1 Corporation, priceline.com, America's MoneyLine (AML), EDS's Wendover, Home Account, MSN Money Central, Wachovia, Fleet Bank, Citizens Bank, and Affinity Plus Federal Credit Union.

This press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding: projected future revenues; optimism about the results of certain strategic and consumer initiatives; product and technological implementations; and projected expenditures and growth. These statements are based on management's current expectations or beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those set forth in the forward looking statements. The Company's actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with the Company's business, which include, but are not limited to: variations in consumer demand or acceptance; the willingness of lending institutions to offer their products over the Internet; further changes in the Company's relationships with existing lenders, companies, and/or strategic partners; the Company's ability to attract and integrate new lending companies and strategic partners; implementation of competing Internet strategies by existing and potential lending participants; implementation and acceptance of new product or service offerings, consumer lending industry regulation; competition in all aspects of the Company's business; fluctuations in operating results; or other unforeseen factors. The forward-looking statements should be considered in the context of these and other risk factors disclosed in the Company's filings with the Securities and Exchange Commission.



                                      # # #

                                LENDINGTREE, INC.
                              OPERATING STATISTICS
                       FOR THE QUARTER ENDED JUNE 30, 2001


                                                                      LENDINGTREE.COM AND LEND-X NETWORK
                                                     ----------------------------------------------------------------------
                                                     MORTGAGE   HOME EQUITY    AUTO     CREDIT CARD    PERSONAL     TOTAL
                                                     ----------------------------------------------------------------------
                  VOLUME
    ------------------------------------
    Loan Requests Transmitted:
      Number                                          116,815      48,455      53,659      76,415       17,796      313,140
      Volume of Loan Requests (in $ millions)        $ 17,880     $ 1,978     $   879     $   382      $   169     $ 21,288


    Loans Closed in Q2 2001
      Number                                            9,123      13,541       6,123      45,157 [1]    2,232       76,176
      Volume of Loans Funded (in $ millions)         $  1,899     $   718     $   117     $   226 [1]  $    24     $  2,984


             CONVERSION RATES
    ------------------------------------
    Transmit Rate                                        48.8%       74.8%       48.2%       95.8%        25.2%        48.0%

    Static Pool Close Rate (Quarterly Average)[2]         5.7%       24.8%       14.8%        6.9% [3]    20.7%        10.7%

            REVENUE (IN $000'S)
    ------------------------------------
    Network Revenue                                  $  5,732     $ 4,426     $   691     $ 1,084 [1]  $   242     $ 13,910 [4]
    Lend-X Technology Revenue                                                                                         1,899
                                                     ----------------------------------------------------------------------
    Total Revenue                                    $  5,732     $ 4,426     $   691     $ 1,084      $   242     $ 15,809

    Average Network Revenue per Transmit             $  49.07     $ 91.35     $ 12.87     $ 14.18      $ 13.58     $  40.30

                OTHER DATA
    ------------------------------------
    Number of Lenders                                      95          67          17          15           11          134 [5]

    Number of Employees                                                                                                 226



[1] Includes credit card cross-sell activity.

[2] The static pool close rate incorporates the average time lag between the submission of a loan request (a "QF") and the closure of a loan. It represents the closure rate of approved QFs from a static pool of requests submitted in the most recent month with a complete closure cycle. A static pool is considered to have a complete closure cycle after 120 days from the month in which a mortgage QF was submitted, 90 days after a home equity QF was submitted, 60 days after an auto or personal QF was submitted, and less than 30 days after a credit card QF was submitted.

[3] The close rate for credit cards represents the percentage of cards transmitted via the Network that resulted in card issuances in the second quarter (excluding credit card cross-sell activity).

[4] Total Network Revenue does not add across as the total includes Set-Up Fees, Adaptive Marketing Fees and Realty Services Revenue.

[5] Number of Lenders do not add across because a lender can offer multiple loan products. The total lender number is the discrete number of LendingTree Network participants.

                                LENDINGTREE, INC.

                    OPERATING STATISTICS BY MARKETING CHANNEL
                       FOR THE QUARTER ENDED JUNE 30, 2001

                                                             ----------------------------------------------------------------
                                                              LT.COM   LEND-X/B2B  AFFILIATES  CROSS-SELL/OTHER       TOTAL
                                                             ----------------------------------------------------------------
               REVENUE (IN $000'S)
    -------------------------------------------
    Network Revenue                                          $  9,524    $1,866      $ 1,502       $1,018 [1]        $ 13,910
    Lend-X Technology Revenue                                       0     1,899            0            0            $  1,899
                                                             --------    ------      -------       ------            --------
    Total Revenue                                            $  9,524    $3,765      $ 1,502       $1,018            $ 15,809

             MARKETING & ADVERTISING
    -------------------------------------------
    Variable Marketing & Advertising Costs (in $000s) [2]    $  5,629    $  447 [3]  $   812       $    0            $  6,888

                      VOLUME
    -------------------------------------------
    Loan Requests Transmitted                                 201,092    47,472 [3]   64,576            0             313,140

               AVERAGE PER TRANSMIT
    -------------------------------------------
    Average Network Revenue per Transmit                     $  47.36    $12.08 [3]  $ 23.26       $ 3.25            $  40.30
    Variable Marketing & Advertising Cost per Transmit       $  27.99    $ 9.43      $ 12.58       $ 0.00            $  22.00
                                                          -------------------------------------------------------------------
    Variable Marketing Contribution Margin per Transmit      $  19.37    $ 2.65      $ 10.68       $ 3.25            $  18.30


[1] Includes Credit Card Cross-sell Fees, Set-up Fees, and Adaptive Marketing
    Fees.

[2] Variable Marketing & Advertising includes working media advertising, affiliate network costs and Lend-X network costs.

[3] Variable marketing costs, loan requests transmitted and average network revenue per transmit excludes Lend-X revenue derived from Affinity Partners.

                                LENDINGTREE, INC.
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                             FOR THE THREE MONTHS               FOR THE SIX MONTHS
                                                                ENDED JUNE 30,                    ENDED JUNE 30,
                                                            2000              2001              2000          2001
                                                           --------         --------         --------         --------
                                                                 (in thousands,                     (in thousands,
                                                             except per share data)            except per share data)
Revenue:
         Network                                           $  7,302         $ 13,910         $ 11,675         $ 25,154
         Lend-X technology                                      397            1,899              507            2,911
                                                           --------         --------         --------         --------
            Total revenue                                     7,699           15,809           12,182           28,065
                                                           --------         --------         --------         --------
Cost of revenue:
         Network                                              1,914            3,245            3,455            6,281
         Lend-X technology                                      153              348              275              798
                                                           --------         --------         --------         --------
            Total cost of revenue                             2,067            3,593            3,730            7,079

Gross profit:
         Network                                              5,388           10,665            8,220           18,873
         Lend-X technology                                      244            1,551              232            2,113
                                                           --------         --------         --------         --------
            Total gross profit                                5,632           12,216            8,452           20,986

Operating expenses:
   Product development                                        1,049            1,164            1,564            2,249
   Marketing and advertising                                 18,734           10,600           33,620           19,474
   Sales, general and administrative                          5,513           11,472           10,699           20,565
                                                           --------         --------         --------         --------
            Total operating expenses                         25,296           23,236           45,883           42,288
                                                           --------         --------         --------         --------
Loss from operations                                        (19,664)         (11,020)         (37,431)         (21,302)
Loss on impaired investments                                     --             (350)              --             (350)
Interest income                                                 885              188            1,422              346
Interest expense and other financing charges                    (17)             (85)             (17)            (128)
                                                           --------         --------         --------         --------
Net loss                                                    (18,796)         (11,267)         (36,026)         (21,434)
                                                           --------         --------         --------         --------
Accretion of mandatorily redeemable preferred stock              --             (188)              --             (206)
Dividends on convertible preferred stock                         --             (906)          (2,461)            (961)
                                                           --------         --------         --------         --------
Net loss attributable to common shareholders               $(18,796)        $(12,361)        $(38,487)        $(22,601)
                                                           ========         ========         ========         ========
Net loss per common share - basic and diluted              $  (1.04)        $  (0.66)        $  (2.79)        $  (1.17)
                                                           ========         ========         ========         ========
Weighted average shares used in basic and diluted
  net loss per common share calculation                      18,023           18,765           13,774           19,299
                                                           ========         ========         ========         ========
Other Information:
  Certain non-cash charges:
    Depreciation and amortization                               265            1,964              297            3,894
    Non-cash compensation charges                               550            3,494            1,043            4,625
  Operating loss before depreciation, amortization
    and non-cash compensation charges                       (18,849)          (5,562)         (36,091)         (12,783)